SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  December 2, 2002

(Date of Earliest Event Reported)

SureBeam Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31807	33-0921003
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9276 Scranton Rd., Suite 600

San Diego, CA 92121-1750

(Address of principal executive offices)

(858) 795-6300

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

Private Placement of approximately $25,000,000 in Common Stock

On December 2, 2002, SureBeam Corporation (the “Company”) entered into various agreements pursuant to which on December 3, 2002, it issued 5,276,315 shares of its common stock at a price of $4.75 per share to seven institutional investors (each, a “Purchaser” and collectively, the “Purchasers”) for an aggregate sales price of $25,062,491.50.  The sales were made in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506 of Regulation D under the Act, pursuant to the terms of a Securities Purchase Agreement among the Company and the Purchasers.  The Company received consent from its senior secured creditor, The Titan Corporation, to enter into the Securities Purchase Agreement and related agreements.

As part of the transaction, the Company also issued to the investors warrants (the “Warrants”) entitling them to purchase for a five year period, until December 2, 2007, an aggregate of up to 1,319,074 shares of the Company’s common stock, subject to certain antidilution provisions, at an exercise price of $6.00 per share.

After commissions of approximately $1,754,374 paid to the placement agent, and before deducting related legal and accounting expenses, the net proceeds to the Company are approximately $23,300,000.  The proceeds will be used for working capital needs and general corporate purposes.

The shares of common stock issued and the shares of common stock issuable upon exercise of the Warrants are subject to certain registration rights as set forth in a Registration Rights Agreement dated December 2, 2002, between the Company and the Purchasers.  Under the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the thirtieth day after closing, or January 2, 2003 (the “Filing Date”), for purposes of registering the resale of common stock and the shares of common stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”).  The Registration Statement is to be on Form S-3, or another form if Form S-3 is not available to the Company.  The Company agreed to maintain the effectiveness of the Registration Statement for two years after it is declared effective by the Commission or such earlier date when the Registrable Securities have been sold or may be sold without volume limitations pursuant to Rule 144(k).

If the Company does not file the Registration Statement by or on the Filing Date, the Company shall pay a liquidated damages penalty to each Purchaser of one percent of the aggregate purchase price paid by such Purchaser, and for each month thereafter by which the Registration Statement is not filed, the Company shall pay to each Purchaser further liquidated damages of two percent of the applicable aggregate purchase price.  Under the Registration Rights Agreement, the Company has agreed that the Registration Statement shall be effective by a particular date (as applicable, the “Effectiveness Date”) which is the 90th day following the Closing Date, or March 3, 2003, or under certain circumstances up to the 120th day following the Closing Date, or April 2, 2003.  If the Registration Statement is not effective by the Effectiveness Date, the Company shall pay a liquidated damages penalty to each Purchaser of one percent of the aggregate purchase price paid by such Purchaser, and for each month thereafter by which the Registration Statement is not filed, the Company shall pay to each Purchaser further liquidated damages of two percent of the aggregate purchase price paid by such Purchaser.  If the Company does not maintain the effectiveness of the Registration Statement as agreed to in the Registration Rights Agreement, or if other specified events occur which could effect the ability of the Purchasers to exercise the Warrants or sell the Registrable Securities, the Company shall pay a liquidated damages penalty to each Purchaser of one percent of the aggregate purchase price paid by such Purchaser, and for each month thereafter by which the specified event has not been remedied, the Company shall pay to each Purchaser further liquidated damages of two percent of the aggregate purchase price paid by such Purchaser.

The Purchasers under the Securities Purchase Agreement, the aggregate purchase price paid by each Purchaser, and the number of shares of common stock and warrants received by each Purchaser are as follows:

Purchaser	Purchase Price	Number of Shares/Warrants
Mainfield Enterprises, Inc. c/o Cavallo Capital Corp. 660 Madison Avenue,18th Floor New York, NY 10022	$4,999,997.25	1,052,631/263,157
Riverview Group, LLC c/o Millennium Partners 666 5th Avenue, 8th Floor New York, NY 10103	$4,999,997.25	1,052,631/263,157
SF Capital Partners Ltd c/o Stark Asset Management LLC 3600 South Lake Drive St. Francis, WI 53235	$3,562,500.00	750,000/187,500
Cranshire Capital, L.P. c/o Cranshire Capital, L.P. 666 Dundee Road, Suite 1901 Northbrook, IL 60062	$3,499,999.50	736,842/184,210
Smithfield Fiduciary LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019-2601	$3,000,000.25	631,579/157,894
Deephaven Small Cap Growth Fund LLC c/o Deephaven Capital Management 130 Cheshire Lane, Suite 102 Minnetonka, MN 55305	$3,000,000.25	631,579/157,894
Omicron Master Trust c/o Omicron Capital 153 East 53rd Street, 48th Floor New York, NY 10022	$1,999,997.00	421,052/105,263

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

                4.1           Form of Securities Purchase Agreement, dated December 2, 2002, between the Company and various Purchasers

                4.2           Form of Registration Rights Agreement, dated December 2, 2002, between the Company and various Purchasers

                4.3           Form of Common Stock Purchase Warrant dated December 3, 2002

                99.1         Engagement Letter dated December 1, 2002, between Roth Capital Partners, LLC and SureBeam Corporation

                99.2         Consent of The Titan Corporation, dated December 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SureBeam Corporation

By:	/s/ Lawrence A. Oberkfell
Lawrence A. Oberkfell
Chairman, President and Chief Executive Officer

Date:  December 4, 2002